Exhibit 99.1

Sunny Holcomb

(914) 288-8100

ACADIA REALTY TRUST REPORTS THIRD QUARTER 2020 OPERATING RESULTS

RYE, NY (November 03, 2020) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended September 30, 2020. All per share amounts are on a fully-diluted basis, where applicable.

Acadia operates dual platforms, comprised of a high-quality core real estate portfolio (“Core Portfolio”), through which the Company owns and operates retail assets in the nation’s most dynamic corridors, and a series of discretionary, institutional funds (“Funds”) that target opportunistic and value-add investments.

Please refer to the tables and notes accompanying this press release for further details on operating results and additional disclosures related to net income, funds from operations ("FFO") as per NAREIT and before Special Items (discussed below), and net property operating income ("NOI") which were impacted due to the COVID-19 Pandemic.

Third Quarter Highlights

•	Core Portfolio Cash Collections: Continued improvement in cash collections:
o	Collected 90% of September 2020 billed rents and recoveries
o	For the full third quarter, collected 87% of billed rents and recoveries

All cash collection percentages are based upon pre-COVID billings and are as of October 30, 2020

•	Core Portfolio Opening Status: Increased tenant re-openings during the quarter:
o	Approximately 86% of Core Portfolio’s pro-rata gross annualized base rents (“ABR”) was open for business at September 30, 2020
o	Approximately 93% of Core Portfolio’s pro-rata and gross leasable area (“GLA”) was open for business at September 30, 2020
•	Core Portfolio Leasing Progress: Solid demand on leasing:
o	Executed 11 new and renewal conforming leases in the Core Portfolio during the third quarter, with comparable cash and GAAP spreads of 5.1% and 12.5% on conforming leases, respectively
o

Increasing leasing pipeline in the Core Portfolio with approximately $1.3 million signed, $1.7 million out for signature, $1.5 million at lease and $2.0 million under executed LOI to date. 50% are within Street/Urban in the Core Portfolio

•	Earnings: Primarily due to $0.15 of credit reserves (including $0.06 from straight-line rent), the COVID-19 Pandemic continued to negatively impact quarterly earnings:
o	GAAP loss per share of $0.10
o	NAREIT FFO per share of $0.17 and FFO before Special Items per share of $0.20 (excluding approximately $0.03 of an unrealized mark-to-market adjustment on Albertson’s shares)
•

Core Portfolio Operating Results: Decrease in same-property NOI of 21.4% for the third quarter versus the comparable 2019 period, predominantly due to credit reserves on billed Core Portfolio rents and recoveries resulting from the COVID-19 Pandemic

•	Fund Update:
o	Fund V has 40% of future acquisition capacity (approximately $600.0 million on a leveraged basis) remaining to invest
o	Made no new investments during the third quarter; Fund V continues to make cash distributions
o	Extended $158.6 million of Fund loans maturing in 2020 and 2021

“With our significantly improving cash collections along with sustained operating performance, we are cautiously optimistic with the recovery we are seeing,” stated Kenneth F. Bernstein, President and CEO of Acadia Realty Trust. “Additionally, while we remain cognizant of the challenges and resulting uncertainties that may transpire over the next several months, we are encouraged by our recently executed leases as well as our growing pipeline. Lastly, we are beginning to see actionable investment opportunities emerge for our fund platform.”

OPERATIONS UPDATE

COVID-19 Impact on Operations

Third quarter results were negatively impacted by approximately $0.15 related to credit losses, of which $0.06 arose from straight-line rent reserves. The amounts below represent Acadia’s share of credit losses, straight-line rent reserves and tenant abatements associated with the COVID-19 Pandemic (in millions):

	Core Same Store	Core Other	Funds	Total	Per Share

Credit Loss - Billed Rents and recoveries (a)	$5.5	$0.4	$1.4	$7.3	$0.08
Straight-Line Rent Reserves (b)	N/A	2.1	3.1	5.2	0.06
Rent Abatements	0.6	0.2	—	0.8	0.01

Total	$6.1	$2.7	$4.5	$13.3	$0.15

a)	Amount represents reserves taken against a tenant’s rent and recoveries that were billable pursuant to the terms of a lease agreement.
b)

Amount represents reserves against a tenant’s straight-line rent balance. The balance is derived from the cumulative difference, generally from inception of the lease, between a tenant’s billed rents and the amount of rent recognized in earnings on a straight-line basis over the life of the lease.

Core Portfolio Cash Collections

At October 30, 2020, monthly and quarterly cash collections for the Core Portfolio were as follows:

Asset Type	July 2020	August 2020	September 2020	Q3 2020
Street/Urban	82%	87%	90%	86%
Suburban	85%	90%	91%	88%
Total Core Portfolio	83%	88%	90%	87%

Additionally, through October 30, 2020, the Company has collected approximately 90% of October 2020 billed rents and recoveries comprised of 89% and 92% for Street/Urban and Suburban, respectively.

All amounts are based upon pre-COVID billings (original contract rents without regard to deferral or abatement agreements) and exclude the impact of any security deposits applied against tenant accounts.

Core Portfolio Opening Status

Core Portfolio store openings continued to increase as follows:

		% Open - ABR				% Open - GLA
		As of				As of
Asset Type	Approximate % of Core ABR	June 30, 2020	September 30, 2020	October 30, 2020	% of Core GLA	June 30, 2020	September 30, 2020	October 30, 2020
Street/Urban	60%	66%	80%	83%	29%	77%	88%	89%
Suburban	40%	87%	95%	92%	71%	90%	95%	92%
Total Core Portfolio	100%	74%	86%	86%	100%	86%	93%	91%

Core Portfolio cash collections and openings continue to improve but could fluctuate on a monthly basis due to timing of payments between reported periods which may continue to occur from the COVID-19 Pandemic. Cash collections and store opening data are presented for information purposes and are not intended to represent future trends.

Dividend

Beginning with the second quarter of 2020, the Board of Trustees (“Board”) temporarily suspended distributions on common shares and common units, which suspension the Board has determined to continue through the fourth quarter of 2020. Assuming that current operating conditions continue to prevail, the Company currently expects to reinstate quarterly distributions in the first quarter of 2021, which would be subject to Board approval at that time.

CONSOLIDATED FINANCIAL RESULTS

A complete reconciliation, in dollars and per share amounts, of (i) net loss or income attributable to Acadia to FFO (NAREIT and before Special Items) attributable to common shareholders and common OP Unit holders and (ii) operating income to NOI is included in the financial tables of this release.

Net (Loss) Income

Net loss attributable to Acadia for the quarter ended September 30, 2020 was $9.0 million, or $0.10 per share. This included $13.3 million, or $0.15 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic and approximately $2.2 million, or approximately $0.03 per share, from the unrealized mark-to-market adjustment on Albertsons. Net income attributable to Acadia for the quarter ended September 30, 2019 was $10.5 million, or $0.12 per share.

Net income attributable to Acadia for the nine months ended September 30, 2020 was $2.0 million, or $0.02 per share. This included (i) $26.9 million, or $0.30 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic and (ii) $12.4 million, or $0.14 per share, attributable to impairment charges within the Funds. These charges were offset by $22.6 million, or $0.25 per share, from the monetization and unrealized mark-to-market adjustment on Albertsons. Net income attributable to Acadia for the nine months ended September 30, 2019 was $31.7 million, or $0.38 per share, inclusive of $5.8 million, or $0.07 per share, related to a previously-announced accelerated tenant recapture.

FFO as Defined by NAREIT

FFO for the quarter ended September 30, 2020 was $15.6 million, or $0.17 per share. This included $13.3 million, or $0.15 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic and approximately $2.2 million, or approximately $0.03 per share, from the unrealized mark-to-market adjustment on Albertsons. FFO was $31.0 million, or $0.34 per share, for the quarter ended September 30, 2019.

FFO for the nine months ended September 30, 2020 was $88.4 million, or $0.96 per share. This included $26.9 million, or $0.29 per share, related to credit loss, straight-line reserves and tenant abatements, primarily due to the COVID-19 Pandemic that was offset by $22.6 million, or $0.25 per share, from the monetization and unrealized mark-to-market adjustment on Albertsons. FFO was $97.6 million, or $1.09 per share, including $5.8 million, or $0.07 per share, related to a previously-announced accelerated tenant recapture for the nine months ended September 30, 2019.

FFO before Special Items

FFO before Special Items for the quarter ended September 30, 2020 was $17.8 million, or $0.20 per share, which excludes approximately $2.2 million, or approximately $0.03 per share, from the unrealized mark-to-market adjustment on Albertsons. There were no Special Items for the quarter ended September 30, 2019.

FFO before Special Items for the nine months ended September 30, 2020 was $72.3 million, or $0.79 per share, which excludes $16.2 million, or $0.18 per share, from the unrealized mark-to-market adjustment on Albertsons. There were no Special Items for the nine months ended September 30, 2019.

CORE PORTFOLIO

Core Portfolio Operating Results

The Company had a decrease in same-property NOI of 21.4% for the three months ended September 30, 2020 predominantly due to credit reserves and abatements on billed Core Portfolio rents and recoveries.

The Core Portfolio was 90.3% occupied and 91.1% leased as of September 30, 2020 compared to 92.6% occupied and 93.3% leased as of June 30, 2020. The leased rate includes space that is leased but not yet occupied and excludes development and redevelopment properties.

During the third quarter, the Company generated a 12.5% increase in rent on a GAAP basis and 5.1% increase in rent on a cash basis, on 11 conforming new and renewal leases aggregating approximately 120,000 square feet.

The Company has an increasing Core Portfolio leasing pipeline with approximately $1.3 million signed, $1.7 million out for signature, $1.5 million at lease and $2.0 million under executed LOI to date. 50% of these leases are within Street/Urban within the Core Portfolio.

FUND UPDATE

Fund V has $208.0 million of acquisition capital remaining to reinvest (approximately $600.0 million on a leveraged basis) as opportunities arise. During the third quarter, Fund V extended its investment period to August 2021.

While there were no new investments during the third quarter, Fund V’s pipeline continues to see opportunities. As of the third quarter, Fund V continues to make cash distributions.

The Funds extended $158.6 million of their loans maturing in 2020 and 2021.

CONFERENCE CALL

Management will conduct a conference call on Wednesday, November 4, 2020 at 11:00 AM ET to review the Company’s earnings and operating results. Dial-in and webcast information is listed below.

Live Conference Call:

Date:            Wednesday, November 4, 2020

Time:           11:00 AM ET

Dial#:         844-309-6711

Passcode:     “Acadia Realty” or “4682435”

Webcast (Listen-only):  www.acadiarealty.com under Investors, Presentations & Events

Phone Replay:

Dial#:            855-859-2056

Passcode:      “4682435”

Available Through:     Wednesday, November 11, 2020

Webcast Replay:      www.acadiarealty.com under Investors, Presentations & Events

The Company uses, and intends to use, the Investors page of its website, which can be found at www.acadiarealty.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the Investors page, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual – Core Portfolio and Fund – operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) economic, political and social uncertainty surrounding the COVID-19 Pandemic, including (a) the effectiveness or lack of effectiveness of governmental relief in providing assistance to large and small businesses, including the Company’s tenants, that have suffered significant declines in revenues as a result of mandatory business shut-downs, “shelter-in-place” or “stay-at-home” orders and social distancing practices, as well as individuals adversely impacted by the COVID-19 Pandemic, (b) the duration of any such orders or other formal recommendations for social distancing and the speed and extent to which revenues of the Company’s retail tenants recover following the lifting of any such orders or recommendations, (c) the potential impact of any such events on the obligations of the Company’s tenants to make rent and other payments or honor other commitments under existing leases, (d) to the extent we were seeking to sell properties in the near term, significantly greater uncertainty regarding our ability to do so at attractive prices, (e) the potential adverse impact on returns from development and redevelopment projects, and (f) the broader impact of the severe economic contraction and increase in unemployment that has occurred in the short term and negative consequences that will occur if these trends are not quickly reversed; (ii) the ability and willingness of the Company’s tenants (in particular its major tenants) and other third parties to satisfy their obligations under their respective contractual arrangements with the Company; (iii) macroeconomic conditions, such as a disruption of or lack of access to the capital markets; (iv) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (v) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and their effect on the Company’s revenues, earnings and funding sources; (vi) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of the London Interbank Offered Rate after 2021; (vii) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (viii) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (ix) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (x) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) uninsured losses; (xiv) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xv) information technology security breaches, including increased cybersecurity risks relating to the use of remote technology during the COVID-19 Pandemic; and (xvi) the loss of key executives. The risks described above are not exhaustive and additional factors could adversely affect the Company’s business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in the events, conditions or circumstances on which such forward-looking statements are based.

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Statements of Operations (a)

(dollars and Common Shares in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Rental income	$50,300	$72,191	$183,396	$214,490
Other	981	1,136	3,078	3,053
Total revenues	51,281	73,327	186,474	217,543

Operating expenses
Depreciation and amortization	34,457	32,170	101,627	92,807
General and administrative	8,625	8,222	26,415	25,579
Real estate taxes	10,689	10,225	31,833	29,680
Property operating	11,559	13,180	41,685	37,267
Impairment charges	—	321	51,549	1,721
Total operating expenses	65,330	64,118	253,109	187,054

Gain on disposition of properties	24	12,056	509	14,070
Operating (loss) income	(14,025)	21,265	(66,126)	44,559

Equity in (losses) earnings of unconsolidated affiliates	(624)	1,299	(155)	7,129
Interest and other income	2,132	6,782	7,156	13,194
Realized and unrealized holding (losses) gains on investments and other	(7,946)	—	79,335	—
Interest expense	(17,752)	(19,103)	(54,373)	(56,721)
(Loss) income from continuing operations before income taxes	(38,215)	10,243	(34,163)	8,161
Income tax (provision) benefit	(74)	(1,403)	741	(1,622)
Net (loss) income	(38,289)	8,840	(33,422)	6,539
Net loss attributable to noncontrolling interests	29,259	1,618	35,388	25,196
Net (loss) income attributable to Acadia	$(9,030)	$10,458	$1,966	$31,735

Less: net income attributable to participating securities	—	(38)	(233)	(134)
Net (loss) income attributable to Common Shareholders - basic and diluted earnings per share	$(9,030)	$10,420	$1,733	$31,601

Weighted average shares for basic loss and basic and diluted earnings per share	86,309	84,888	86,486	83,552

Net loss per share - basic, Net earnings per share - basic and diluted (b)	$(0.10)	$0.12	$0.02	$0.38

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net (Loss) Income to Funds From Operations (a, c)

(dollars and Common Shares and Units in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net (loss) income attributable to Acadia	$(9,030)	$10,458	$1,966	$31,735

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	25,106	22,436	73,584	66,157
Impairment charges (net of noncontrolling interests' share)	—	74	12,400	395
Gain on disposition of properties (net of noncontrolling interests' share)	(6)	(2,758)	(117)	(3,142)
(Loss) income attributable to Common OP Unit holders	(475)	649	199	2,031
Distributions - Preferred OP Units	4	135	372	405
Funds from operations attributable to Common Shareholders and Common OP Unit holders	$15,599	$30,994	$88,404	$97,581

Adjustments for Special Items:
Less: Albertsons unrealized holding loss (gain) (net of noncontrolling interest share)	2,240	—	(16,157)	—
Funds from operations before Special Items attributable to Common Shareholders and Common OP Unit holders	$17,839	$30,994	$72,247	$97,581

Funds From Operations per Share - Diluted
Basic weighted-average shares outstanding, GAAP earnings	86,309	84,888	86,486	83,552
Weighted-average OP Units outstanding	4,890	5,083	5,027	5,140
Assumed conversion of Preferred OP Units to common shares (d)	25	499	465	499
Assumed conversion of LTIP units and restricted share units to common shares	—	213	—	213
Weighted average number of Common Shares and Common OP Units	91,224	90,683	91,978	89,404

Diluted Funds from operations, per Common Share and Common OP Unit	$0.17	$0.34	$0.96	$1.09

Diluted Funds from operations before Special Items, per Common Share and Common OP Unit	$0.20	$0.34	$0.79	$1.09

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating (Loss) Income to Net Property Operating Income (“NOI”) (a)

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Consolidated operating (loss) income	$(14,025)	$21,265	$(66,126)	$44,559
Add back:
General and administrative	8,625	8,222	26,415	25,579
Depreciation and amortization	34,457	32,170	101,627	92,807
Impairment charge	—	321	51,549	1,721
Straight-line rent reserves	13,185	—	19,714	—
Less:
Above/below market rent, straight-line rent and other adjustments	(3,671)	(4,338)	(6,256)	(16,970)
Gain on disposition of properties	(24)	(12,056)	(509)	(14,070)
Consolidated NOI	38,547	45,584	126,414	133,626

Noncontrolling interest in consolidated NOI	(10,335)	(13,157)	(36,327)	(38,217)
Less: Operating Partnership's interest in Fund NOI included above	(2,289)	(3,480)	(8,710)	(10,292)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (e)	3,133	6,288	12,353	19,553
NOI - Core Portfolio	$29,056	$35,235	$93,730	$104,670

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Balance Sheets (a)

(dollars in thousands)

	As of
	September 30, 2020	December 31, 2019
ASSETS
Investments in real estate, at cost
Land	$771,508	$756,297
Buildings and improvements	2,822,818	2,740,479
Tenant improvements	183,361	173,686
Construction in progress	7,605	13,617
Right-of-use assets - finance leases	25,086	102,055
Right-of-use assets - operating leases, net	89,615	60,006
	3,899,993	3,846,140
Less: Accumulated depreciation and amortization	(552,562)	(490,227)
Operating real estate, net	3,347,431	3,355,913
Real estate under development	268,298	253,402
Net investments in real estate	3,615,729	3,609,315
Notes receivable, net	134,798	114,943
Investments in and advances to unconsolidated affiliates	240,414	305,097
Other assets, net	183,170	190,658
Cash and cash equivalents	16,108	15,845
Restricted cash	13,673	14,165
Rents receivable	47,516	59,091
Total assets	$4,251,408	$4,309,114

LIABILITIES
Mortgage and other notes payable, net	$1,159,688	$1,170,076
Unsecured notes payable, net	502,500	477,320
Unsecured line of credit	127,400	60,800
Accounts payable and other liabilities	394,111	371,516
Dividends and distributions payable	147	27,075
Distributions in excess of income from, and investments in, unconsolidated affiliates	15,462	15,362
Total liabilities	2,199,308	2,122,149
Commitments and contingencies
EQUITY
Acadia Shareholders' Equity
Common shares, $0.001 par value, authorized 200,000,000 shares, issued and outstanding 86,266,122 and 87,050,465 shares, respectively	86	87
Additional paid-in capital	1,695,338	1,706,357
Accumulated other comprehensive loss	(85,873)	(31,175)
Distributions in excess of accumulated earnings	(156,321)	(132,961)
Total Acadia shareholders’ equity	1,453,230	1,542,308
Noncontrolling interests	598,870	644,657
Total equity	2,052,100	2,186,965
Total liabilities and equity	$4,251,408	$4,309,114

ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

(a)

For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on Form 8-K to the SEC and included on the Company’s website at www.acadiarealty.com.

(b)

Diluted earnings and (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares. The effect of the conversion of common units of partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the “Operating Partnership” of the Company, is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.

(c)

The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO before Special Items” is also an appropriate supplemental disclosure of operating performance. FFO, FFO before Special Items and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income (loss) that are not indicative of the operating performance, such as gains (losses) from sales of real estate property, depreciation and amortization, and impairment of real estate property. In addition, NOI excludes interest expense and FFO before Special Items excludes certain unusual items (as further described below). The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor FFO before Special Items represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of real estate property, plus depreciation and amortization, impairment of real estate property, and after adjustments for unconsolidated partnerships and joint ventures. Also consistent with NAREIT’s definition of FFO, the Company has elected to include gains and losses incidental to its main business (including those related to its RCP investments such as Albertsons) in FFO. FFO before Special Items begins with the NAREIT definition of FFO and further adjusts FFO to take into account FFO without regard to certain unusual items including charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio.

(d)	Series C Preferred OP Units are anti-dilutive for the three months ended September 30, 2020.
(e)

The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture or Fund’s operating agreement. Does not include the Operating Partnership's share of NOI from unconsolidated joint ventures within the Funds.